UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2010
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P.A.M. TRANSPORTATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, the Board of Directors of the Company granted stock options to certain employees pursuant to the Company’s 2006 Stock Option Plan, which has been previously filed with the Commission.  Daniel Cushman, the Company’s President and Chief Executive Officer, received a stock option grant of 20,000 shares and a performance stock option grant of 25,600 shares.  Larry Goddard,  the Company’s Executive Vice President, received a grant of 10,000 shares and a performance stock option grant of 8,000 shares.  Lance Stewart, the Company’s Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, received a stock option grant of 7,500 shares and a performance stock option grant of 6,400 shares.  All options have an exercise price of $11.22 per share, which is equal to the fair market value of the common stock on the date of grant.  The performance stock option grants are earned according to a schedule related to the Company’s quarterly and annual operating ratio results.

The description provided in this Item 5.02 is qualified in its entirety by the stock option agreements between the parties, all dated November 30, 2010, forms of which are attached as exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this Report:

Exhibit Number	Exhibit Description

10.1	Form of Stock Option Agreement between P.A.M. Transportation Services, Inc. and Optionholder based on performance schedule

10.2	Form of Stock Option Agreement between P.A.M. Transportation Services, Inc. and Optionholder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: December 3, 2010	By: /s/ Daniel H. Cushman
Daniel H. Cushman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Stock Option Agreement between P.A.M. Transportation Services, Inc. and Optionholder based on performance schedule

10.2	Form of Stock Option Agreement between P.A.M. Transportation Services, Inc. and Optionholder